UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 19, 2010
Donegal Group Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-15341	23-02424711

(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

1195 River Road, Marietta, Pennsylvania	17547

(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code: 717-426-1931
Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☑     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On April 19, 2010, Donegal Financial Services Corporation, or DFSC, along with its stockholders, Donegal Mutual Insurance Company, or Donegal Mutual, and Donegal Group Inc., or DGI, and an acquisition subsidiary DFSC owns, executed an agreement and plan of merger that provides for DFSC’s acquisition of Union National Financial Corporation, or UNNF, the parent of Union National Community Bank, or UNCB. The agreement and plan of merger also provides that UNCB will merge with and into Province Bank FSB, which is a wholly owned subsidiary of DFSC.
     UNCB, which had total assets of $489.6 million at December 31, 2009, has 10 branch banking locations in Lancaster County, Pennsylvania. Province, which has three branch locations in Lancaster County, had approximately $100 million in assets at December 31, 2009.
     The merger agreement provides that each share of UNNF common stock, other than the 248,999 shares Donegal Mutual holds and any dissenting shares, would convert upon consummation of the merger into the right to receive $5.05 in cash and 0.2134 of one share of Class A common stock of DGI. Pursuant to the merger agreement, an aggregate of 600,000 shares of DGI Class A common stock will be delivered as the stock portion of the merger consideration. Donegal Mutual will contribute these shares to DFSC.
     DFSC and UNNF expect to complete the acquisition during the third quarter of 2010, pending receipt of applicable regulatory approvals, the approval of the merger by the holders of 80% of the outstanding shares of UNNF and the satisfaction of other closing conditions.
     DGI incorporates by reference in this Item 1.01 the definitive merger agreement included as Exhibit 2.1 to this Form 8-K Report.
Item 5.07. Submission of Matters to a Vote of Security Holders.
     DGI held its annual meeting of stockholders on April 15, 2010, with the following results:
     The total number of votes represented at the annual meeting in person or by proxy was 7,332,450 of the total of 7,569,269 votes entitled to vote at the annual meeting by the holders of all shares of Class A common stock and Class B common stock outstanding on the record date.
     At the annual meeting, the stockholders elected John J. Lyons, S. Trezevant Moore, Jr. and R. Richard Sherbahn as Class C Directors to serve until the expiration of their respective terms and until their successors are duly elected. The votes cast for the election of directors were as follows:

	Number of Votes
	For	Withheld
John J. Lyons	6,477,800	71,783
S. Trezevant Moore, Jr.	6,477,946	71,637
R. Richard Sherbahn	5,753,892	795,691
     There were no abstentions or broker non-votes.
     The stockholders also ratified the selection by the audit committee of DGI’s board of directors of KPMG, LLP as DGI’s independent registered public accounting firm for 2010 by a vote of 7,303,518 votes “for” the resolution, 28,793 votes “against” the resolution and 139 abstentions.
Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Exhibit Description

2.1	Agreement and Plan of Merger dated as of April 19, 2010 among Donegal Acquisition Inc., Donegal Financial Services Corporation, Donegal Mutual Insurance Company, Donegal Group Inc. and Union National Financial Corporation.

99.1	Joint Press Release of Donegal Group Inc. and Union National Financial Corporation dated April 20, 2010.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DONEGAL GROUP INC.
By:	/s/ Jeffrey D. Miller
Jeffrey D. Miller, Senior Vice
President and Chief Financial Officer

Date: April 21, 2010